UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) May 5, 2006
PYRAMID BREWERIES INC.
(Exact name of registrant as specified in its charter)

Washington	000-27116	91-1258355

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
91 SOUTH ROYAL BROUGHAM WAY
SEATTLE, WA 98134

(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 206-682-8322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.38
EXHIBIT 10.39
EXHIBIT 10.40
EXHIBIT 10.41
EXHIBIT 10.42
EXHIBIT 10.43

Item 1.01 Entry into a Material Definitive Agreement.
     On May 5, 2006, the Compensation Committee and the Board of Directors of Pyramid Breweries Inc. (the “Company”) approved the following annual base salaries for the Company’s executive officers for 2006, retroactive to March 26, 2006.

Name and Position	2006 Base Salary
John Lennon
President and Chief Executive Officer	$260,000

Jason Rees	$130,800
Vice President of Finance and Chief Accounting Officer

Gary McGrath	$160,740
Vice President of Sales

Mark House	$135,692
Vice President of Brewery Operations

Patrick Coll	$135,613
Vice President of Alehouse Operations
     The Compensation Committee also approved certain changes to the compensation packages for the Company’s above-named executive officers, other than John Lennon, to provide for the following restricted stock grants on January 1, 2007 and each of the four anniversaries following that date: (i) stock awards or stock units for 4,000 shares and (ii) stock awards or stock units for an additional 4,000 shares if certain performance goals are met. If, during 2006 or any subsequent year, the executive officer’s employment is terminated by the Company without cause or by the executive officer for good reason, or as a result of death or disability, he will receive the awards that he would have been entitled to receive on January 1, 2007 (if termination occurs during 2006) or a pro-rata portion of the relevant award through the date of termination (if termination occurs in any of the following years).
     The Compensation Committee also approved additional severance benefits for each of the above-named executive officers, other than John Lennon. If an executive officer is terminated without cause, he will receive severance compensation plus continued medical benefits equal to six months salary.
     The Compensation Committee also recommended to the Board of Directors, and the Board of Directors approved at its May 5, 2006 meeting, a 2006 Officer Incentive Compensation Plan (“2006 OICP”). A copy of the 2006 OICP is attached as an exhibit to this report and incorporated herein by reference. The 2006 OICP consists of three bonus programs: an annual incentive (“AI”) bonus, an annual Performance Incentive Plan (“PIP”) bonus, and an Alternative Incentive Compensation Plan (“AICP”) bonus.
     The AI provides for payment of annual cash bonuses calculated as a percentage of base salary based on the achievement of specified total company and divisional financial targets as determined annually by the Compensation Committee or the Board of Directors, as the case may be. If at least the minimum specified performance targets applicable to a particular executive officer are met, the executive officer will receive a cash bonus equal to 40% of that officer’s base salary. The performance target for the chief executive officer and vice president of finance are based solely on the total company performance target approved by the Compensation Committee. The performance targets for the other vice presidents are based in part on the total company performance target, and in part, on each of two divisional performance targets approved by the Compensation Committee.
     The PIP provides for payment of annual cash bonuses from a specified PIP incentive pool established based on achievement that exceeds the specified total company performance target for the AI. The amount of the PIP bonus pool will be established based on achievement of specified budgeted goals, calculated as set forth in the 2006 OICP. If at least the minimum performance target is met, bonus payments will be allocated as a percentage of the PIP bonus pool as follows: 30% to the chief executive officer, 15% to each of four vice presidents, and an additional 10% unallocated to be distributed at the Compensation Committee’s discretion. If the amount of the bonuses earned under the PIP exceed a specified level indexed to the executive officers’ base salaries as follows: 100% of base salary for the chief executive officer; and 50% of base salary for any of the four vice presidents, any additional amount of the bonus that exceeds the specified level for any executive officer will be paid in the form of restricted stock (and an additional incremental cash amount to cover any tax obligation).
     If an executive officer is terminated without cause during the year they will be entitled to a pro-rata share of any AI or PIP awards duly earned and if they are terminated without cause after the end of the fiscal year but prior to the declaration of any awards they will be eligible for 100% of the award payment.
     No bonuses will be paid under the AI or PIP with respect to total company performance unless the Compensation Committee determines that the Company’s 2006 annual financial performance was at least equal to the Company’s 2005 annual financial performance on an adjusted EBITDA basis.
     The AICP will replace the PIP if the Company is acquired, sold or merged with another entity resulting in a change of control of the Company. If the transaction results in a net return to shareholders in excess of a minimum target level established under the AICP, an AICP incentive bonus pool will be created to reward the executive officers. The amount of the AICP bonus pool will be established based on achievement of specified levels of net return to shareholders with a maximum bonus pool of $2.5 million. The AICP bonus will be paid in cash at the close of the transaction. The AICP bonus pool is allocated as follows: 27% to the chief executive officer; 15% to each of four vice presidents; and 8% unallocated to be distributed at the chief executive officer’s discretion, with input from other officers and approval of the Board of Directors. If a participating executive officer has been employed by the Company for less than two years as of the date of the transaction, any severance payments due that executive officer under an existing severance agreement will be deducted from that executive officer’s AICP bonus. Any executive officers terminated without cause within six months of completion of the transaction may participate fully in the AICP.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.38	2006 Officer Incentive Compensation Plan Policy

10.39	Compensation Revision between the Registrant and John Lennon

10.40	Employment Agreement between the Registrant and Jason Rees

10.41	Employment Agreement between the Registrant and Gary McGrath

10.42	Employment Agreement between the Registrant and Mark House

10.43	Employment Agreement between the Registrant and Patrick Coll

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 2006	PYRAMID BREWERIES INC.
	By:	/s/ Jason Rees
Jason Rees
Vice President of Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.38*	2006 Officer Incentive Compensation Plan Policy

10.39*	Compensation Revision between the Registrant and John Lennon

10.39*	Employment Agreement between the Registrant and Jason Rees

10.40*	Employment Agreement between the Registrant and Gary McGrath

10.41*	Employment Agreement between the Registrant and Mark House

10.42*	Employment Agreement between the Registrant and Patrick Coll

*	Management contract or compensation plan or arrangement.